===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            _______________________


                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            _______________________

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      OCTOBER 14, 2003 (OCTOBER 13, 2003)


                               AURORA FOODS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                   001-14255            94-3303521
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)   (I.R.S. EMPLOYER
    OF INCORPORATION OR                                 IDENTIFICATION NUMBER)
       ORGANIZATION)


     11432 Lackland Road
      St. Louis, Missouri                                       63146
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                       (ZIP CODE)


                                (314) 801-2300
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                      N/A
      (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)


===============================================================================

ITEM 5.  OTHER EVENTS.

         On October 14, 2003, Aurora Foods Inc. (the "Company") issued a press release announcing that it has revised its previously announced financial restructuring and has entered into a letter of intent, dated October 13, 2003 ("Letter of Intent"), with J.P. Morgan Partners LLC ("JPMP"), J.W. Childs Equity Partners III, L.P. ("JWC"), an informal committee of bondholders representing approximately 50% of the Company's outstanding senior subordinated notes and C. Dean Metropoulos and Co. ("CDM"). Pursuant to the Letter of Intent, the Company's previous agreement with JWC will be amended to provide for a comprehensive restructuring transaction in which the Company will be combined with Pinnacle Foods Corporation ("Pinnacle").

         The Company also announced that the revised restructuring transaction has received the support of its senior lenders.

         The Letter of Intent, a copy of which is filed as an Exhibit hereto, contains additional detail regarding the terms of the transaction, including assumed equity valuations of Aurora and Pinnacle. Such valuations reflect the basis upon which the parties negotiated and agreed upon the terms of the transaction, and do not necessarily reflect actual values. The transaction is subject to a number of conditions, including consummation of the acquisition of Pinnacle by an investment entity to be owned by JPMP, JWC and CDM, completion of due diligence, negotiation and execution of definitive agreements, receipt of financing, bankruptcy court approvals and regulatory approvals.

         The Company also announced that on October 13, 2003, in connection with the execution of the Letter of Intent, it entered into an Amendment and Forbearance ("Amendment and Forbearance") with its existing bank lenders that, among other things, provides for (i) a reduction in the leverage and asset sale fees under the Company's existing credit facility to an aggregate of $15 million in the event that certain conditions are satisfied, including the payment in full of the Company's obligations under its existing credit facility by March 31, 2004, (ii) an increase in the leverage and asset sale fees under the credit facility to 5.25% of the aggregate amount outstanding in the event that the credit facility is not paid in full by March 31, 2004, and
(iii) the forbearance by the existing bank lenders from exercising remedies under the existing credit facility arising from the Company's failure to make interest payments on its senior subordinated notes or failure to make principal payments under its existing credit facility.

         The press release is attached hereto as Exhibit 99 and is incorporated herein by reference. The Letter of Intent and Amendment and Forbearance are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 7.  EXHIBITS.


(c) Exhibits.

Exhibit No.        Description
----------         -----------

10.1 Letter of Intent, dated as of October 13, 2003, among Aurora Foods Inc., the Informal Bondholder Committee of Aurora Foods Inc., J.P. Morgan Partners LLC, J.W. Childs Equity Partners III, L.P. and C. Dean Metropoulos and Co.

10.2 Amendment and Forbearance, dated as of October 9, 2003, to the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999, as amended, among Aurora Foods Inc., the financial institutions party thereto and the agents

99                 Press Release, dated October 14, 2003

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AURORA FOODS INC.


                                           By:  /s/ Richard A. Keffer
                                                -----------------------
                                           Name:  Richard A. Keffer
                                           Title: General Counsel and Secretary



October 14, 2003

                               AURORA FOODS INC.
                          CURRENT REPORT ON FORM 8-K
                         REPORT DATED OCTOBER 14, 2003



                                 EXHIBIT INDEX

Exhibit No.         Description
----------          -----------

10.1 Letter of Intent, dated as of October 13, 2003, among Aurora Foods Inc., the Informal Bondholder Committee of Aurora Foods Inc., J.P. Morgan Partners LLC, J.W. Childs Equity Partners III, L.P. and C. Dean Metropoulos and Co.

10.2 Amendment and Forbearance, dated as of October 9, 2003, to the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999, as amended, among Aurora Foods Inc., the financial institutions party thereto and the agents

99                  Press Release, dated October 14, 2003